Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

National Holdings Corporation:

We consent to the use of our report dated December 29, 2016 with respect to the consolidated statements of financial condition of National Holdings Corporation as of September 30, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ EisnerAmper LLP

New York, NY

January 4, 2017